SUB-ITEM 77H

MFS VARIABLE INSURANCE TRUST

As of June 30, 2002, changes in entities beneficially owning more than 25% of any one series' voting securities, thereby becoming controlling entities of such series, are as follows:

                                                                       % OF
                                                                       SHARES

SERIES                        OWNER AND ADDRESS                        OWNED

MFS Total Return Series      Hartford Life & Annuity Insurance         28.68%
(Initial Class)              o. Separate Account Seven
                             Attn David Ten Broeck
                             200 Hopmeadow St.
                             Simsbury, CT  06089-9793

MFS Investors Trust Series   MetLife Investors                         28.27%

MFS Utilities Series         IDS Life Insurance Corp.                  25.60%

MFS Strategic Income Series  MetLife Investors                         54.21%

MFS Value Series             Nationwide Insurance Co. NWVA7            66.26%
(Service Class)              C/o IPO Portfolio Accounting
                             PO Box 182029
                             Columbus, OH  43218-2029



         As of June 30, 2002, the following entities no longer beneficially owned more than 25% of any one series' voting securities, thereby ceasing to be controlling entities of such series.

 MFS Strategic Income Series  United of Omaha Life Insurance Co.
(Initial Class)

  MFS Utilities Series        Lincoln National
MFS New Discovery Series      IDS Life Insurance Co.